(Form effective July 2, 1996)

             FORM OF [EMTN]/1/ [DEBT SECURITY]/2/ PERMANENT GLOBAL


                                 FLOATING RATE BEARER NOTE

BEARER                                                               BEARER
No. PGFL                                                          [        ]/3/
                                                                  [        ]/4/


[EURO MEDIUM-TERM NOTE ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. GENERAL ELECTRIC CAPITAL CORPORATION IS NOT AN AUTHORIZED INSTITUTION UNDER THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS NOT BEEN GUARANTEED.]/5/


THIS SECURITY IS A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED BELOW).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


----------------------
/1/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the Note is denominated in a currency other than pounds sterling.

/2/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are not applicable.

/3/ Insert Principal Amount.

/4/ Insert Optional Payment Amount if the Note has dual-currency feature.

/5/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable.

                     GENERAL ELECTRIC CAPITAL CORPORATION
                   [EURO MEDIUM-TERM NOTE]/6/ [DEBT SECURITY]/7/
                                 (Floating Rate)

                                 SERIES:

COMMON CODE:                         MINIMUM INTEREST RATE:           INTEREST RESET PERIOD:               INITIAL REDEMPTION DATE:


ISIN:                                INDEX MATURITY:                  INTEREST RESET DATES:                INITIAL REDEMPTION
                                                                                                           PERCENTAGE:


ORIGINAL ISSUE DATE:                 OPTION ELECTION DATES:           APPLICABILITY OF MODIFIED PAYMENT    APPLICABILITY OF ANNUAL
                                                                      UPON ACCELERATION OR REDEMPTION:     REDEMPTION
                                                                                                           PERCENTAGE REDUCTION:

MATURITY DATE:                       OPTIONAL PAYMENT CURRENCY:       If yes, state Issue Price and each   If yes, state Annual
                                                                      redemption date and redemption       Percentage Reduction:
                                                                      price:

SPECIFIED (FACE AMOUNT) CURRENCY:    DESIGNATED EXCHANGE RATE:
                                                                                                           OPTIONAL REPAYMENT
                                                                                                           DATE(S):
                                                                      INDEXED CURRENCY:
INTEREST PAYMENT DATE(S):            OPTION VALUE CALCULATION AGENT:
                                                                                                           DENOMINATIONS OF
                                                                                                           DEFINITIVE NOTES
                                                                      CURRENCY BASE RATE:                  (if not as set forth
                                                                                                           herein):
INTEREST RATE BASIS:                 SPREAD (PLUS OR MINUS):

                                                                      DETERMINATION AGENT:                 TAX REDEMPTION DATE:
INITIAL INTEREST RATE:               ALTERNATE RATE EVENT SPREAD:

                                                                      AVAILABILITY OF REGISTERED NOTES:
INTEREST ACCRUAL DATE:               SPREAD MULTIPLIER:


MAXIMUM INTEREST RATE:               INTEREST PAYMENT PERIOD:



--------------------
/6/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the Note is denominated in a currency other than pounds sterling.

/7/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are not applicable.

CALCULATION AGENT:                       IF INTEREST RATE BASIS IS LIBOR:
                                         INDEX CURRENCY:_________________
                                         DESIGNATED LIBOR PAGE:
                                         [  ]  Reuters Page: ____________
                                         [  ]  Telerate Page:  __________

INTEREST CALCULATION:                    DAY COUNT CONVENTION
[  ]  Regular Floating Rate Note         [  ] Actual/360 for the period
[  ]  Floating Rate/Fixed Rate                from              to
        Fixed Rate Commencement Date:    [  ] Actual/Actual to the period
        Fixed Interest Rate:                  from              to
[  ]  Inverse Floating Rate Note
        Fixed Interest Rate:

ADDENDUM ATTACHED:
[  ]  Yes
[  ]  No

OTHER PROVISIONS:


          General Electric Capital Corporation, a New York corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to the holder hereof upon surrender hereof, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) specified in Schedule A hereto on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon to the bearer at the interest rate per annum calculated in accordance with the terms hereof from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that each of Morgan Guaranty Trust Company
                 --------  -------
of New York, Brussels Office, as operator of the Euroclear System, and Cedel Bank, societe anonyme ("Cedel Bank"), or any other recognized or agreed clearing system, shall be deemed a holder of this Note with respect to the portion hereof held for its respective account; and provided further, however, that if the
                                     -------- -------  -------
Original Issue Date occurs between a date that is 15 days prior to the next succeeding Interest Payment Date and such Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the holder of this Note on such second Interest Payment Date.

          Payment of the principal of this Note and any premium due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Fiscal and Paying Agent or at the office or agency of such other paying agents outside the United States (this and certain other capitalized terms used herein are defined on the reverse of this Note) as the Company may determine maintained for that purpose (a "Paying Agent").

          Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the holder of this Note at the office or agency of the Fiscal and Paying Agent or at the office of any Paying Agent and the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect such payment of interest and the amount of interest so paid will be noted.

          If the Specified Currency is other than U.S. dollars, then, except as provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Note will be made in such Specified Currency either by a check drawn on a bank in London, Luxembourg or a city in the country of such Specified Currency or by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Fiscal and Paying Agent or any Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

          If the Specified Currency indicated on the face hereof is U.S. dollars, any payment of the principal of and premium, if any, and interest on this Note will be made, subject to applicable laws and regulations, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts either by a check drawn on a bank in The City of New York mailed to an address outside the United States furnished by the holder or by wire transfer of immediately available funds to an account maintained by the holder of this Note with a bank located outside the United States if appropriate wire transfer instructions have been received by the Fiscal and Paying Agent or any Paying Agent not less than 10 days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

          This Note is issued in the principal amount set forth on the face hereof, but the total aggregate principal amount of the Series to which this Note belongs is unlimited. The Company has the right, without the consent of the holder of any Note or coupon appertaining thereto, to issue additional Notes which form part of the Series to which this Note belongs.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement, as defined on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                              GENERAL ELECTRIC CAPITAL
                                       CORPORATION


[SEAL]
                                    By:________________________________________
                                      Title:

Attest:

By:________________________________
  Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to
in the within-mentioned Fiscal Agency Agreement.


THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Fiscal and Paying Agent


By:________________________________________
     Authorized Officer

                                 [Form of Reverse of Note]

     This Note is one of a duly authorized issue of [Euro Medium-Term Notes]/8/ [Debt Securities]/9/ of the Series specified on the face hereof, having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under an amended and restated fiscal and paying agency agreement, dated as of July 2, 1996 among the Company, GE Capital Australia Limited, General Electric Capital Canada Inc. and The Chase Manhattan Bank (National Association), London Branch, as fiscal agent and as principal paying agent (in such capacities, the "Fiscal and Paying Agent") (as amended and supplemented from time to time, the "Fiscal Agency Agreement") to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Chase Manhattan Bank (National Association) at its office in London has been appointed the Exchange Rate Agent (the "Exchange Rate Agent", which term includes any successor exchange rate agent) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Fiscal Agency Agreement. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.


     [The Company has complied, as at the Issue Date of this permanent global Note, with its obligations under the listing rules made by the London Stock Exchange Limited (the "London Stock Exchange") pursuant to Section 142(6) of the Financial Services Act 1986 in respect of its debt securities that have been admitted to the Official List of the London Stock Exchange and, since the last publication in compliance with such rules of information about the Company, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances that could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect of the Notes represented by this permanent global Note as they fall due.]/10/

     This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

     Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment.


--------------------------
/8/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable.

/9/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the Note is denominated in a currency other than pounds sterling.

/10/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are not applicable.

For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Fiscal and Paying Agent in the City of London, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a commercial bank or trust company in Western Europe which must set forth the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Fiscal and Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a
--------  -------
commercial bank or trust company in Western Europe shall only be effective if in such case, this Note and form duly completed are received by the Fiscal and Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

     This Note will bear interest at the rate determined as follows:

               1. If this Note is designated as a Regular Floating Rate Note on the face hereof, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the first Interest Reset Date (the "Initial Interest Reset Date"), the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided,
                                                                   --------
     however, that (i) the interest rate in effect for the period from the
     -------
     Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

               2. If this Note is designated as a Floating Rate/Fixed Rate Note on the face hereof, then, except as described below, this Note shall initially bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that
                                                       --------  -------
     (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate; (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to the Fixed Rate Commencement Date shall be that in effect on the tenth calendar day preceding the Fixed Rate Commencement Date; and (iii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

               3. If this Note is designated as an Inverse Floating Rate Note on the face hereof, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof; provided,
                                                                       --------
     however, that the interest rate hereon will not be less than zero.
     -------
     Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate
                                   --------  -------
     in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

               4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

     Except as provided above, the interest rate in effect on each day shall be
(a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR, PIBOR or AIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

     Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Banking Day (as defined below) preceding such Interest Reset Date. The Interest Determination Date with respect to PIBOR and AIBOR Notes will be as specified below under "Determination of PIBOR" and "Determination of AIBOR", respectively. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if an auction is held
                                   --------  -------
on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided,
                                                                --------
further, that if an auction shall fall on any Interest Reset Date, then the
-------
Interest Reset Date shall instead be the first Business Day following the date of such auction. "London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     With respect to each Series of French Franc Notes listed on the Paris Bourse, the Calculation Agent will notify The Paris Bourse of the interest rate, the interest amount, the interest period and the Interest Payment Date related to each Interest Reset Date as soon as such information is available.

     Determination of CD Rate.  If the Interest Rate Basis specified on the face
     ------------------------
hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time as quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent; provided, however, that if the dealers selected as aforesaid
                   --------  -------
by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such Interest Determination Date shall be the CD Rate as in effect on such Interest Determination Date.

     Determination of Commercial Paper Rate.  If the Interest Rate Basis
     --------------------------------------
specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper," or if not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in Composite

Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet available in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, as quoted by three leading dealers in commercial paper in The City of New York selected by the Calculation Agent; provided, however, that if the
                                            --------  -------
dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as set forth above, the Commercial Paper Rate with respect to such Interest Determination Date shall be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

     Money Market Yield =               D x 360
                                     -------------- x  100
                                      360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

     Determination of Eleventh District Cost of Funds Rate.  If the Interest
     -----------------------------------------------------
Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on each applicable Interest Determination Date and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any such Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

     Determination of Federal Funds Rate.  If the Interest Rate Basis specified
     -----------------------------------
on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal funds as of 9:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation
--------  -------
Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date shall be the Federal Funds Rate in effect on such Interest Determination Date.

     Determination of LIBOR.  If the Interest Rate Basis specified on the face
     ----------------------
hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

               (i) LIBOR will be either (a) if "LIBOR Telerate" is specified on the face hereof or if the face hereof does not specify a source for LIBOR, the rate for deposits in the London interbank market in the Index Currency (as defined below) having the Index Maturity designated on the face hereof commencing on the second Business Day immediately following such Interest Determination Date that appears on Telerate Page 3750 (or such other page as is specified on the face hereof) as of 11:00 a.m., London time, on such Interest Determination Date, or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the London interbank market in the Index Currency having the Index Maturity designated on the face hereof and commencing on the second Business Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

               (ii) If fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified on the face hereof) in the applicable Principal Financial Center (as defined below), on such Interest Determination Date for loans in the Index Currency to leading European banks having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time by three major banks in such Principal Financial Center selected by the Calculation Agent; provided, however, that if the banks so selected by the
                        --------  -------
     Calculation Agent are not quoting as mentioned in this sentence, LIBOR with
                           ---
     respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     "Index Currency" means the currency (including composite currencies)
      --------------
specified on the face hereof as the currency with respect to which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means the display on the Dow Jones Telerate Service
      ---------------------
for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, unless "LIBOR Reuters" is designated on the face hereof, in which case the Designated LIBOR Page shall be the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     Unless provided otherwise on the face hereof, "Principal Financial Center" will be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutschemarks, and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.

     Determination of PIBOR.  If this Note is a part of a Series of French Franc
     ----------------------
Notes and the Interest Rate Basis specified on the face hereof is the Paris interbank offered rate ("PIBOR"), PIBOR shall be determined as follows:

               (i) On the first Paris Banking Day before the beginning of each Interest Reset Period (each, an "FF Interest Determination Date"), the Calculation Agent will obtain the rate as defined and calculated by the Association Francaise des Banques and Telerate, respectively, on or about
     ---------------------------------
     11:00 a.m. (Paris time), on the relevant FF Interest Determination Date for deposits of the Designated Maturity in French francs in the Paris interbank market; such rate is shown on the page designated as "Page 20041" on the telerate information display service or such page as may replace such page on that service or such other service as may be designated by the Association Francaise des Banques as the information provider for the
     ---------------------------------
     purpose of displaying Paris interbank offered rates for French Franc deposits ("Telerate Page 20041").

               (ii) If the rate provided for in (i) above has not been calculated by the Association Francaise des Banques and does not appear on
                       ---------------------------------
     Telerate Page 20041, the Calculation Agent will request the principal Paris office of four major banks in the Paris interbank market, as selected by the Calculation Agent (the "Reference Banks") to provide the Calculation Agent with their offered quotations to prime banks for deposits in Paris of French Francs of the Designated Maturity as of 11:00 a.m. (Paris time) on the relevant FF Interest Determination Date; PIBOR applicable to such Interest Reset Period shall, subject as provided below, be the rate determined by the Calculation Agent to be the arithmetic mean (rounded, if necessary, up to the fifth decimal place) of such quotations (or such of them, being at least two, as are so provided), as determined by the Calculation Agent.

               (iii) If fewer than two quotations are provided as requested, PIBOR shall be the arithmetic mean of the rates quoted by major banks in Paris selected by the Calculation Agent, at approximately 11:00 a.m., Paris time, on the related PIBOR Interest Determination Date for loans in French Francs to leading European banks for a period of the Designated Maturity commencing on the Interest Reset Date and in an amount that is representative for a single transaction in French Francs in such market at such time; provided, however, that if the banks so selected by the
                --------  -------
     Calculation Agent are not quoting as mentioned in this subsection (iii), then PIBOR with respect to such Interest Reset Date will be PIBOR in effect on such Interest Reset Date.

     As used herein, the term "Paris Banking Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Paris, France.

     Determination of AIBOR.  If the Interest Rate Basis specified on the face
     ----------------------
hereof is the Amsterdam interbank offered rate ("AIBOR"), AIBOR with respect to this Note shall be determined as follows:

     "AIBOR" means, with respect to any Interest Reset Date, the rate for deposits in Dutch Guilders for the period of the Index Maturity which appears on the Reuters Screen AIBO Page (as defined below) (Euro AIBO column) as of 11:00 a.m., Amsterdam time, two Amsterdam Banking Days (as defined below) prior to such Interest Reset Date (each, an "AIBOR Interest Determination Date"). If such rate does not appear on the Reuters Screen AIBO Page, the rate for such Interest Reset Date will be the rate determined on the basis of the rates at which deposits in Dutch Guilders are offered by the AIBOR Reference Banks (as defined below) at approximately 11:00 a.m. on the related AIBOR Interest Determination Date, to prime banks in the Amsterdam interbank market for a period of six months commencing on the applicable Interest Reset Date and in an amount that is representative for a single transaction in such market at such time (such amount, a "Representative Amount"). The Calculation Agent will request the principal Amsterdam office of each of the AIBOR Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for such Interest Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in Amsterdam, selected by the Calculation Agent, at approximately 11:00 a.m., Amsterdam time, on such Interest Reset Date for loans in Dutch Guilders to leading European banks for the period of the Index Maturity commencing on such Reset Date and in a representative Amount.

     "Amsterdam Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Amsterdam, The Netherlands.

     "AIBOR Reference banks" mean four major banks in the Amsterdam interbank market selected by the Calculation Agent.

     "Reuters Screen AIBO Page" means the page designated as "AIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the Amsterdam interbank offered rates.)

     Determination of Prime Rate.  If the Interest Rate Basis specified on the
     ---------------------------
face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date as published in H.15(519) under the heading "Bank Prime Loan", or if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen U.S. Prime 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen U.S. Prime 1 Page on such interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen U.S. Prime 1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. For purposes of making the foregoing determination, each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than two such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates or base lending rates quoted in The City of New York by two substitute banks or trust companies organized and doing business under the laws of the United States or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided,
                                                               --------
however, that if the banks or trust companies so selected by the Calculation
-------
Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

     Determination of Treasury Rate.  If the Interest Rate Basis specified on
     ------------------------------
the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)," or if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in the five Business Days preceding such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation
--------  -------
Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     Interest payments on this Note will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue of the predecessor global Note, if no interest has been paid) to but excluding the related Interest Payment Date; provided, however, that if the Interest Reset
                               --------  -------
Period with respect to this Note is daily or weekly, each interest payment will include interest accrued from and including the date of issue of the predecessor global Note or from but excluding the fifteenth calendar day preceding the next preceding Interest Payment Date (whether or not such fifteenth calendar day is a Business Day) to which interest has been paid, as the case may be, through and including the fifteenth calendar day preceding the applicable Interest Payment Date (whether or not such fifteenth calendar day is a Business Day), unless otherwise specified on the face hereof; and provided, further, that the interest
                                            --------  -------
payment with respect to this Note made on the Maturity Date will include interest accrued to but excluding such Maturity Date.

     Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue of the predecessor global Note, or from the last day to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, PIBOR, AIBOR or the Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is the Treasury Rate.

     All percentages resulting from any calculation will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.9876545% (or .09876545) would be
                                  ----
rounded to 9.87655% (or.0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note is unsecured and ranks pari passu with all other unsecured and
                                      ---- -----
unsubordinated indebtedness of the Company.

     This Note is issuable in bearer form (the "Bearer Notes"), without interest coupons attached, and is exchangeable upon 30 days' written notice to the Fiscal and Paying Agent, in whole or from time to time in part, for (i) Bearer Notes, with interest coupons attached, in the denominations of 1,000 units, 10,000 units or 100,000 units of the Specified Currency indicated on the face hereof (unless otherwise specified on the face hereof) or (ii) (if so specified on the face hereof) Notes in fully registered form, without coupons ("Registered Notes"), in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof (unless otherwise specified on the face hereof) at the office of the Fiscal and Paying Agent, upon the request of Morgan Guaranty Trust Company of New York, Brussels office, as the Euroclear Operator or Cedel Bank, acting on behalf of the owners of beneficial interests in the Note, and upon Certification to the effect set forth in Exhibits B-1 and B-2 attached hereto and upon compliance with the other procedures set forth in the Fiscal Agency Agreement; provided, however, that no such exchange may occur during a
                  --------  -------
period beginning at the opening of business 15 days before the day of the first publication of a notice of redemption and ending on the relevant redemption date. All expenses incurred as a result of any such exchange shall be paid by the Company. Notwithstanding anything to the contrary contained in this paragraph, the Fiscal and Paying Agent shall not be required to exchange the entire aggregate principal amount of a permanent global Bearer Note for definitive Bearer Notes in the event beneficial owners of less than the entire aggregate principal amount of the permanent global Bearer Note have requested definitive Bearer Notes, provided the operating rules and regulations of the clearance system then in effect would permit less than the entire aggregate principal amount of the permanent global Bearer Note to be so exchanged. Upon exchange of any portion of this Note for a definitive Bearer Note or definitive Bearer Notes, or a definitive Registered Note or definitive Registered Notes, the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Bearer Note or Bearer Notes, or such definitive Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. The date of surrender of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     This Note may be transferred by delivery; provided, however, that this Note
                                               --------  -------
may be transferred only to a common depositary outside the United States for the Euroclear Operator or Cedel Bank, or to a nominee of such a depositary.

     In case any Note shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal and Paying Agent, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note only upon receipt of evidence satisfactory to the Fiscal and Paying Agent and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authen-tication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Fiscal Agency Agreement provides that if an Event of Default (as defined in the Fiscal Agency Agreement) with respect to the Series of which this Note forms a part, shall have occurred and be continuing, the holder hereof, by notice in writing to the Company and to the Fiscal and Paying Agent, may declare the principal of this Note and the interest accrued hereon to be due and payable immediately.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption", then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of noteholders taken pursuant to the Fiscal Agency Agreement prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of noteholders taken pursuant to the Fiscal Agency Agreement following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     Notes of the Series of which this Note forms a part may be redeemed, at the option of the Company, as a whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption", such redemption price would be limited to the sum of the Issue Price plus the Amortized Amount), together with accrued interest to the date fixed for redemption, if the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Tax Redemption Date specified on the face hereof, the Company has or will become obligated to pay Additional Amounts (as defined below) with respect to the Notes as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Fiscal and Paying Agent (i) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred, and (ii) an opinion of counsel satisfactory to the Fiscal and Paying Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Such notice will be given in accordance with "Notices" as defined below.

     If the Company shall determine that any payment made outside the United States by the Company or any Paying Agent of principal or interest[, including original issue discount,]/11/ due in respect of any Bearer Notes of the Series of which this Note forms a part would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or interest coupon who is a United States Alien (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Company shall redeem the Bearer Notes, in whole, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption", such redemption price would be limited to the sum of the Issue Price plus the Amortized Amount), together with accrued interest to the date fixed for redemption, or, at the election of the Company if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information reporting requirements, whether the Company will redeem the Bearer Notes of such Series, or whether the Company has elected to pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Bearer Notes must take place, as provided in the next succeeding sentence. If the Company redeems the Bearer Notes, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice to the Fiscal and Paying Agent at least 60 days prior to the date fixed for redemption. Notice of such redemption of the Bearer Notes will be given to the holders of the Bearer Notes not more than 60 nor less than 30 days prior to the date fixed for redemption. Such redemption notice shall include a statement as to the last date by which the Bearer Notes to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Company shall not so redeem the Bearer Notes if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of any of the holders of Bearer Notes called for redemption pursuant to this paragraph to exchange such Bearer Notes for Registered Notes will terminate at the close of business of the Fiscal and Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of such Series of Bearer Notes for Registered Notes shall be permitted.

     If and so long as the certification, identification or other information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Company or any Paying Agent of principal or interest, including original issue

-----------------
/11/ Include if Notes are original issue discount Notes.

discount,/12/ due in respect of any Bearer Note or any interest coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the presentation of such Bearer Note or interest coupon for payment more than 15 calendar days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or interest coupon to be then due and payable. In the event the Company elects to pay Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem the Bearer Notes of such Series in whole at any time pursuant to the applicable provisions of the immediately preceding paragraph and the redemption price of such Bearer Notes shall not be reduced for applicable withholding taxes. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Bearer Notes of such Series in whole, pursuant to the applicable provisions of the immediately preceding paragraph.

     The Company will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of any Note or of any coupon, if any, who is a United States Alien as may be necessary in order that every net payment of the principal of, premium and interest, including original issue discount, on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note or coupon, if any, to be then due and payable. However, the Company will not be required to make any payment of Additional Amounts to any such holder for or on account of:

               (a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of any such Note or coupon, if any, for payment on a date more than 15 calendar days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided for, whichever occurs later;

               (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

--------------------
/12/ Include if Notes are original issue discount Notes.

               (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

               (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note;

               (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

               (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect subsidiary of the Company; or

               (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on a Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

     The Fiscal Agency Agreement provides that the Company will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its properties to any other corporation, unless (i) either the Company shall be the continuing corporation or the successor corporation (if other than the Company) (the "successor corporation") shall be a corporation organized under the laws of the United States of America or of a state thereof and such successor corporation shall expressly assume the due and punctual payments of all amounts due under this Note and the due and punctual performance of all of the covenants and obligations of the Company under this Note by supplemental agreement satisfactory to the Fiscal and Paying Agent executed and delivered to such Fiscal and Paying Agent by the successor corporation and the Company and (ii) the

Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or obligation. Upon any such merger or consolidation, sale, conveyance, transfer or other disposition, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Company under this Note, with the same effect as if such successor corporation had been named as the Company herein, and the Company shall be released from its liability under this Note and under the Fiscal Agency Agreement.

     The Fiscal Agency Agreement permits the Company, when authorized by resolution of the Board of Directors, and the Fiscal and Paying Agent, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of the Series of which this Note forms a part, to modify or amend the Fiscal Agency Agreement or such Notes; provided, however, that no such
                                           --------  -------
modification or amendment may, without the consent of the holders of each such Note affected thereby, (i) change the stated maturity of the principal of any such Note or extend the time for payment of interest thereon; (ii) change the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon an acceleration of the maturity thereof; (iii) reduce the amount of interest payable thereon or the amount payable thereon in the event of redemption or acceleration; (iv) change the currency of payment of principal of or any other amounts payable on any such Note; (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (vi) reduce the above-stated percentage of the principal amount of Notes of such Series the consent of whose holders is necessary to modify or amend the Fiscal Agency Agreement or the Notes of such Series or reduce the percentage of the Notes of such Series required for the taking of action or the quorum required at any such meeting of holders of Notes of such Series; or (vii) modify the foregoing requirements to reduce the percentage of outstanding Notes of such Series necessary to waive any future compliance or past default.

     Purchasers are required to pay for the Notes in the currency specified in the applicable Pricing Supplement. Payment of principal, premium, if any, and interest, if any, on each Note will be made in immediately available funds in the Specified Currency unless otherwise specified in the applicable Pricing Supplement and except as provided below.

     Payments of principal, premium, if any, and interest, if any, on any Note denominated in a Specified Currency other than U.S. dollars and ECU shall be made in U.S. dollars if, on any payment date, such Specified Currency (a) is unavailable due to imposition of exchange controls or other circumstances beyond the Company's control or (b) is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions in that country or within the international banking community.
Such payments shall be made in U.S. dollars on such payment date and on all subsequent payment dates until such Specified Currency is again available or so used as determined by the Company.

     Amounts so payable on any such date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise indicated in the applicable Pricing Supplement. The Exchange Rate Agent at the date of the Fiscal Agency Agreement is The Chase Manhattan Bank (National Association). Any payment required to be made on Notes denominated in a Specified Currency other than U.S. dollars and ECU that is instead made in U.S. dollars under the circumstances described above will not constitute a default of any obligation of the relevant Issuer under such Notes. The "Market Exchange Rate" with respect to any currency other than U.S. dollars means, for any day, the noon dollar buying rate in The City of New York on such day for cable transfers of such currency as published by the Federal Reserve Bank of New York, or, if such rate is not published for such day, the equivalent rate as determined by the Exchange Rate Agent.

     The provisions of the two preceding paragraphs shall not apply in the event of the introduction in the country issuing any Specified Currency other than ECU of the Euro pursuant to European Monetary Union. All references herein or in any Pricing Supplement to "Euro" shall be to the new single European currency to be introduced pursuant to European Monetary Union, and all references to "European Monetary Union" shall be to the third stage thereof. In this situation, payments of principal, premium, if any, and interest, if any, on any Note denominated in any such Specified Currency shall be effected in Euro at such time as is required by, and otherwise in conformity with, legally applicable measures adopted with reference to European Monetary Union.

     [Payments of principal, premium, if any, and interest, if any, on any Note denominated in ECU shall be made in U.S. dollars or a component currency of ECU if, on or prior to any payment date, the ECU is not used as the unit of account of the European Community ("EC") or if major banks in all member countries of the EC shall have ceased to provide ECU accounts. Such payments shall be made in U.S. dollars on such payment date and on all subsequent payment dates until ECU is again so used or such bank accounts are again provided, as determined by the Company.

     Payments of principal, premium, if any, and interest, if any, on any Note denominated in ECU shall be made in U.S. dollars if, on any payment date, ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control. Such payments shall be made in U.S. dollars on such payment date and on all subsequent payment dates until ECU is again available as determined by the Company.

     All payments made with respect to Notes denominated in ECU that are instead made in U.S. dollars or a component currency of the ECU pursuant to the provisions of the two preceding paragraphs shall be made in accordance with the provisions set forth below. Any payment required to be made on Notes denominated in ECU that is instead made in U.S. dollars or a component currency of ECU under the circumstances described above will not constitute a default of any obligation of the Company under such Notes.

     The provisions of the three preceding paragraphs shall not apply in the event of European Monetary Union. In this situation, payments of principal, premium, if any, and interest, if any, on any Note denominated in ECU shall be effected in Euro at such time as is required by, and otherwise in conformity with, legally applicable measures adopted with reference to European Monetary Union.

     The following provisions relate to Notes denominated in ECU until such time as European Monetary Union occurs. All references to "ECU" refer to the ECU that is from time to time used as the unit of account of the EC. Should any change to the composition of the ECU be adopted by the EC prior to the date of European Monetary Union, principal, premium, if any, and interest, if any, on Notes denominated in ECU shall continue to be payable in ECU without adjustment to the timing or amount of any such payment.

     With respect to each due date for the payment of principal of, premium, if any, or interest on, Notes denominated in ECU, if, on or prior to such date, any of the events described in the fourth and fifth preceding paragraphs shall have occurred which would require the Company to pay in either U.S. dollars or a component currency of the ECU, the Company or its agent shall (in the case of an agent, without liability on its part but after consultation with the Company and having regard to the availability to the Company of the relevant currency) choose a substitute currency (the "Chosen Currency"), which shall be a component currency of the ECU or U.S. dollars, in which all payments to be calculated by reference to or made in ECU due on or after such date with respect to the Notes shall be made. Notice of the Chosen Currency so selected shall be given to holders of Registered Notes by mail, and shall be given to holders of Bearer Notes by publication, in each case as set forth in "Notices" as defined below. The amount of each payment calculated with reference to or made in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Luxembourg prior to the date on which such payment is due.

     On or about the first business day in Luxembourg following the day on which any of the events described in the fifth and sixth preceding paragraphs shall have occurred which would require the Company to pay in either U.S. dollars or a component currency of the ECU, the Company or its agent shall (in the case of an agent, without liability on its part but after consultation with the Company and having regard to the availability to the Company of the relevant currency) choose a Chosen Currency in which all payments to be calculated by reference to or made in ECU with respect to Notes having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment calculated with reference to or made in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

     The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components which composed the ECU as of the last date on which the ECU was used as the unit of account of the EC.
The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalents of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

     The U.S. dollar equivalent of each of the Components shall be middle spot delivery quotations (or the average thereof, if more than one bank is consulted), as determined by the Exchange Rate Agent to be prevailing at 2:30 p.m., Luxembourg time, on the Day of Valuation, as obtained by the Exchange Rate Agent from one or more major banks, as selected by the Company or its agent, in the country of issue of the component currency in question.

     If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company or its agent, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company or its agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Company or its agent, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of notes denominated in such currency would purchase such currency in order to make payments in respect of such notes.]/13/


     All determinations made by the Company or its agent shall be at such person's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and all holders of Notes.


     So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in London, England, [and in Luxembourg]/14/ [and in Paris, France]/15/ and an office or agency in London for the transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Fiscal and Paying Agent advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Company and held by the Fiscal and Paying Agent or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Note that remain unclaimed at the end of three years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Fiscal and Paying Agent or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Company and any person claiming such moneys shall thereafter look only to the Company for payment thereof and (ii) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Fiscal and Paying Agent or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

--------------------
/13/ Include all of the above provisions relating to ECU only if Note is denominated in ECU.

/14/ Include if Note is listed on Luxembourg Stock Exchange.

/15/ Include if Note is denominated in French Francs and listed on Paris Bourse.

     No provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Fiscal Agency Agreement prescribed unless otherwise agreed between the Company and the holder of this Note.

     No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Fiscal Agency Agreement or any fiscal agency agreement supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein:

               (a) the term "Amortized Amount" is the original issue discount amortized from the Original Issue Date of the predecessor global Note to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

               (b) the term "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in (i) the principal financial center of the country in which the Company is incorporated, (ii) the principal financial center of the country of the currency in which the Notes are denominated, (iii) the place at which payment on such Note or coupon is to be made and (iv) London, England[; provided, however, that with respect to Notes denominated in ECUs, such day is not a day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris, France]/16/. For purposes of this definition, the principal financial center of the United States is New York;


               (c)     the term "Notices" refers to:

                       (1) notices to holders of the Notes to be given by publication in a daily newspaper in the English language of general circulation in London and, if the Series of which this Note forms a part is listed on the Luxembourg Stock Exchange and such

---------------------
/16/ Include only if Note is denominated in ECU.

          Exchange so requires, in a daily newspaper in Luxembourg or, if publication in either London or Luxembourg is not practical, elsewhere in Western Europe. Such publication is expected to be made in the Financial Times and (if such Series is listed on the Luxembourg Stock
          ---------------
          Exchange) the Luxemburger Wort. Such notices will be deemed to have
                        ----------- ----
          been given on the date of such publication, or if published in such newspapers on different dates, on the date of the first such publication;

                       (2) notices to holders of any Notes denominated in French francs or denominated in another currency or currencies that are linked, directly or indirectly to French francs and that are listed on the Paris Bourse, to be given by publication in a French language daily newspaper of general circulation in Paris (which is expected to be La Tribune Desfosses). Such notices will comply with
                         --------------------
          the applicable rules of the Paris Bourse; and

                       (3) notices to holders of any Notes denominated in Dutch guilder that are listed on the Amsterdam Stock Exchange to be given by publication in a leading daily newspaper in the English language of general circulation in Amsterdam and London and if such Notes are listed on the Amsterdam Stock Exchange and such Exchange so requires, also published in the Official Price List ("Officiele Prijscourant"). If publication in London or Amsterdam, as the case may be, is not practical, such publication shall be made elsewhere in Western Europe. Such publication is expected to be made in the Financial Times in London and the Het Financieele Dagblad in Amsterdam. Such notices will be deemed to have been given on the date of such publication or if published in such newspapers on different dates, on the date of the first such publication;

          (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

          (e) the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

          (f) the term "Certification" means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator or Cedel Bank, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders; and

          (g) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                                 OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at ______________________ (Please print or typewrite name and address of the undersigned).

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: ____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

___________________________.


Date: __________________________


                              NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                                                      SCHEDULE A
                                                                      ----------


               EXCHANGE FOR DEFINITIVE BEARER NOTES, DEFINITIVE
                REGISTERED NOTES AND FROM TEMPORARY GLOBAL NOTE

          The Initial Principal Amount of this Note is ________. The following payments of interest and exchanges of a part of this Permanent Global Fixed Rate Bearer Note for definitive Bearer Notes and Registered Notes, and from Temporary Global Notes have been made:



                                               Principal      Principal      Remaining
                                Principal       (Face)/9/      (Face)/9/     Principal
                                 (Face)/9/      Amount         Amount         (Face)/9/     Notation
                                 Amount        Exchanged      Exchanged       Amount       Made by or
Date of                         Exchanged         For            For        Outstanding   on behalf of
Exchange or                       From        Definitive     Definitive      Following     Fiscal and
Interest        Payment of      Temporary       Bearer       Registered        Such          Paying
Payment          Interest     Global Notes       Notes          Notes        Exchange         Agent
------------------------------------------------------------------------------------------------------












=======================================================================================================

__________________________
/9/ To be used if Note has dual-currency or index feature.

                [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
               HOLDER OF THE EUROCLEAR OPERATOR AND CEDEL BANK]

                                                                     EXHIBIT B-1
                                                                     -----------

                                  CERTIFICATE

                           ------------------------

                     General Electric Capital Corporation
                   [Euro Medium-Term Notes]/17/ [Debt Securities] /18/

                 Represented by Permanent Global Note No. __.


          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent global Note and (ii) such persons desire to exchange _____ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we do not desire to exchange for definitive Notes.

Dated: _______________, 19__

                         [Name of Account Holder]


                         By:__________________________________
                                 (Authorized Signatory)
                         Name:
                         Title:


------------------
/17/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

/18/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are not applicable.

                      [FORM OF CERTIFICATE TO BE GIVEN BY
                    THE EUROCLEAR OPERATOR AND CEDEL BANK]

                                                                     EXHIBIT B-2
                                                                     -----------

                                 CERTIFICATE

                        -------------------------------
                     General Electric Capital Corporation
              [Euro Medium-Term Notes]/19/ [Debt Securities]/20/

                Represented by Permanent Global Note No. ____.


  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Exhibit C-1 to the Fiscal and Paying Agency Agreement relating to such Notes, as of the date hereof, _____________ principal amount of the above-captioned Notes (i) is owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent global Note and (ii) such persons desire to exchange ______ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

  We further certify (i) that we are not making available herewith for exchange all interests in the permanent global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the permanent global Note submitted herewith are no longer true and cannot be relied upon as the date hereof.

Dated: __________________, 19__


                                      [MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, BRUSSELS OFFICE,
                                        as Operator of the Euroclear System]

                                      [CEDEL BANK, SOCIETE ANONYME]


                                      By:___________________________________


-------------------------
/19/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

/20/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are not applicable.